Exhibit 10.24

[***] = Certain marked information has been omitted from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

THIRD AMENDMENT

TO RESIDENTIAL SOLAR ENERGY LOAN PROGRAM AGREEMENT

WHEREAS, the Parties entered into that certain Residential Solar Energy Loan Program Agreement dated as of June 12, 2017 as amended by that certain First Amendment thereto dated April 17, 2018 and that certain letter agreement further amending the same dated as of July 9, 2018 (as so amended, the “Existing Agreement” and as amended by this Amendment, the “Agreement’’).

WHEREAS, the Existing Agreement allows the Parties to mutually agree in writing to modify the Existing Agreement;

WHEREAS, the Parties now desire to amend and modify the Existing Agreement upon the terms and subject to the conditions set forth in this Amendment to increase the cap on loan amounts that the Bank agrees to hold as of any measurement date

NOW, THEREFORE, in consideration of the foregoing premises and the following terms, and for other good and valuable consideration, the Parties, intending to be legally bound, further agree as follows:

SECTION 1. MODIFICATIONS TO EXISTING AGREEMENT

1.1	Exhibit A to the Existing Agreement is hereby modified to restate the last section thereof related to Bank Caps to read in its entirety as follows: “The Bank shall not hold more than (i) [***] of Non-Portfolio Loans or (ii) [***] of Portfolio Loans, at any time.”

SECTION 2. EFFECTIVENESS OF AGREEMENT

2.1	Unless otherwise defined or modified in this Amendment, all capitalized words or terms used in this Amendment shall have the definitions ascribed to such words or terms in the Existing Agreement. From and after the effectiveness of this Amendment, references in the Existing Agreement to “the Agreement” or words of similar effect, shall refer to the Existing Agreement as amended by this Amendment.

2.2	Except as expressly amended and modified by this Amendment, all terms and conditions set forth in the Existing Agreement shall remain unmodified, binding, and in full force and effect. This Amendment sets forth the entire agreement and understanding of the parties regarding the particular subject matter of this Amendment, and merges and supersedes all prior or contemporaneous agreements, discussions and correspondence pertaining to the subject matter of this Amendment. This Amendment may be executed in counterpart copies, each of which, and together, shall be effective as original, binding instruments. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

2.3	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, including general obligations law Section 5-1401, but otherwise without regard to the conflict of laws principals thereof.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be duly executed as of the day and year first above written.

SUNLIGHT FINANCIAL LLC

By:	/s/ Barry Edinburg
Name:	Barry Edinburg
Title:	Chief Financial Officer

CROSS RIVER BANK

By:	/s/ Giles Gade
Name:	Giles Gade
Title:	Chief Executive Officer

By:	/s/ Arlen Gelbard
Name:	Arlen Gelbard
Title:	General Counsel